                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
                                (Rule 14a-101)
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         HARRY'S FARMERS MARKET, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                          HARRY'S FARMERS MARKET, INC.
                            1180 UPPER HEMBREE ROAD
                             ROSWELL, GEORGIA 30076


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 June 17, 1998


To the Shareholders of Harry's Farmers Market, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Harry's Farmers Market, Inc., a Georgia corporation (the "Company"), will be held in the Roswell Municipal Auditorium located at 950 Forrest Street, Roswell, Georgia 30075, on Wednesday, June 17, 1998 at 10:00 a.m., local time, for the following purposes:

(1) To elect four directors to serve for a term of one year and until their successors have been elected and qualified;

(2) To conduct such other business as may properly come before the Meeting or any adjournment thereof.

     Only shareholders of record as of the close of business on April 27, 1998 will be entitled to notice of and to vote at the Meeting or any adjournment thereof.

                              By Order of the Board of Directors

                              John L. Latham
                              Secretary
Roswell, Georgia
May 14, 1998


YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                          HARRY'S FARMERS MARKET, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 17, 1998


                                PROXY STATEMENT

     This Proxy Statement and form of proxy, which are first being mailed to shareholders on or about May 14, 1998, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Harry's Farmers Market, Inc., a Georgia corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held in the Roswell Municipal Auditorium located at 950 Forrest Street, Roswell, Georgia 30075, on Wednesday, June 17, 1998 at 10:00 a.m., local time, and at any or all adjournments thereof (the "Meeting"). The address of the principal executive offices and the mailing address of the Company is 1180 Upper Hembree Road, Roswell, Georgia 30076 and the Company's telephone number is (770) 667-8878.

     Only shareholders of record at the close of business on April 27, 1998 (the "Record Date") will be entitled to notice of and to vote at the Meeting and any adjournments thereof. As of the Record Date, the Company had outstanding 4,132,257 shares of Class A Common Stock, 2,050,701 shares of Class B Common Stock and 1,222,221 shares of Series AA Preferred Stock.

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast on any matter at the Meeting will constitute a quorum to conduct business at the Meeting. Each share of Class A Common Stock issued and outstanding on the Record Date is entitled to one vote, while each share of Class B Common Stock issued and outstanding on the Record Date is entitled to ten (10) votes. Each share of the Series AA Preferred Stock issued and outstanding on the Record Date is entitled to such number of votes per share on each matter as shall equal the number of shares of Class A Common Stock (including fractions of a share) into which each share of Series AA Preferred Stock is convertible as of the Record Date. As of the Record Date, each share of Series AA Preferred Stock was convertible into approximately 1.39 shares of Class A Common Stock.

     Proxies which are returned properly executed and not revoked will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the election of the nominees for director named herein, and on any other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. Abstentions and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not others) will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates however, abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum.

     Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date.

     The cost of this solicitation will be borne by the Company. In addition to the mails, proxies may be solicited by officers and regular employees of the Company, without remuneration, by personal interviews, telephone and facsimile. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the Meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this connection.

                                AGENDA ITEM ONE
                             ELECTION OF DIRECTORS

     The Board of Directors of the Company, pursuant to the Company's Bylaws, has set the number of directors to serve for the next year at four, all of whom are to be elected at the Meeting. Proxies received will be voted for all the nominees named below, unless authority to do so is withheld. In the event any nominee is unable or declines to serve as a director at the time of the Meeting, the persons named in the proxy will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or to serve if elected.

     Members of the Board of Directors are elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified. Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the Meeting and entitled to vote on the election of directors.

     The following persons have been nominated for election to the Board of
Directors:

     HARRY A. BLAZER, age 47, is the founder of the Company and served as sole General Partner of the predecessor to the Company and as Chief Executive Officer from the Company's inception in 1987. Upon the Company's incorporation in 1993, Mr. Blazer was named a director and President and Chief Executive Officer and was elected to the additional office of Chairman in June 1994. From 1979 to 1987, Mr. Blazer was employed at DeKalb Farmers Market in Atlanta, Georgia and served as its General Manager from 1983 until 1987 when he left to form the Company.

     ROBERT C. GLUSTROM, age 46, has been a practicing attorney since 1976. Mr. Glustrom has extensive management experience: in 1985 he became President of a Hyatt Development Corporation affiliated company, founding and opening an international retail, water sports and boating company; and, in 1987, Mr. Glustrom helped organize and headed development of the Holmes Hotel Company for Colgate Holmes, the past president of the Ritz-Carlton Hotel Company. In addition, Mr. Glustrom serves as President of Broadstreet, Inc., a bank holding company, and serves as Chairman of AmTrade International Banks based in Atlanta, Georgia and Miami, Florida. Mr. Glustrom was first elected to the Board of Directors of the Company in September 1995.

     JOHN D. BRANCH, age 42, has broad business experience in strategic and financial management, and has served as a Senior Vice President and Chief Financial Officer at Earl Scheib, Inc. since April 1996. Prior to joining Earl Scheib, Inc., Mr. Branch was Senior Vice President and Chief Financial Officer of MacFrugals, a large national retailer, where he was employed from August 1995 until April 1996. Preceding his tenure at MacFrugals from September 1990 until January 1995, he was a Senior Vice President of Finance at Thrifty Payless Corporation, one of the largest retailers in the United States. Mr. Branch previously had ten years experience with Arthur Andersen & Co. and four years experience with The May Department Stores. Mr. Branch was first elected to the Board of Directors of the Company in September 1995.

     WILLIAM J. HORVATH, age 52, has over twenty-two years experience as a corporate real estate executive. Since 1994, Mr. Horvath has been Executive Director of Chain Links, a cooperative group of 28 real estate companies that represent the real estate needs of retail and restaurant companies. From 1992 until 1994, Mr. Horvath served as Vice President of Solo Serve, an entity which petitioned for protection under Chapter 11 of the United States Bankruptcy Code in 1994, and from 1990-1992, he was a general partner and Executive Vice President of EZ's Restaurants, a start up company. Prior thereto, from 1976 until 1990, Mr. Horvath was employed by the H. E. Butt Grocery Company where he was Senior Vice President and served on the Board of Directors. Mr. Horvath was first elected to the Board of Directors of the Company in June 1997.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

ADDITIONAL OFFICERS OF THE COMPANY:

     HAROLD C. WEISSMAN, age 44, has served as the Company's Chief Financial Officer since June, 1996 and as Treasurer since 1995. From 1990 until 1991, Mr. Weissman was employed by the Company, as Director of Training and from 1991 until 1995 Mr. Weissman served as Director of Accounting. Before coming to the Company in 1990, Mr. Weissman acquired an extensive background in bank auditing while employed at Grant Thornton LLP from 1976 until 1978 and thereafter acquired ten years experience as a controller for various manufacturing, retail and wholesale companies.

     JOHN L. LATHAM, age 43, was appointed Secretary and General Counsel for the Company in September 1995. From 1992 until 1996, Mr. Latham was a partner in the law firm of Nelson, Mullins, Riley & Scarborough, L.L.P. In August 1996, Mr. Latham joined as a partner to the law firm of Alston & Bird LLP, which currently serves as general counsel for the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEE

     During the fiscal year ended January 28, 1998, the Board of Directors held a total of four meetings and acted by unanimous written consent on five occasions. Each director attended all of the Meetings held by the Board of Directors and by committees of the Board on which such director served during the past fiscal year.

     The Company's Board of Directors has the following standing committees:

     (a) The Executive Compensation Committee is currently comprised of Messrs. Blazer, Glustrom and Horvath. The function of this committee is to establish salaries, bonuses and other compensation for the Company's officers. The Executive Compensation Committee did not meet during the last fiscal year, but had informal discussions from time to time and acted by unanimous written consent on one occasion.

     (b) The Audit Committee is currently comprised of Messrs. Branch and Horvath. The function of this committee is to review and make recommendations to the Board of Directors on the Company's audit procedures and independent auditor's report to management, to recommend to the Board of Directors the appointment of independent auditors for the Company and to establish and monitor the Company's financial policies and control procedures. The Audit Committee met three times during the last fiscal year, and had informal discussions with management and the Company's auditors from time to time.

     (c) The Stock Option Committee is currently comprised of Messrs. Blazer and Glustrom. The function of this committee is to administer the Company's 1993 Management Incentive Plan and 1996 Employee Stock Purchase Plan. The Stock Option Committee did not meet during the last fiscal year, but had informal discussions from time to time and acted by unanimous written consent on four occasions.

     The Company does not have a Directors' Nominating Committee, that function being reserved to the entire Board of Directors.

DIRECTORS' COMPENSATION

     The Company pays each of its directors a quarterly retainer of $2,500, as well as reimbursing its directors for any travel and related expenses incurred in connection with their physical attendance at each meeting of the Company's Board of Directors.

     The Company's 1996 Director Stock Option Plan (the "Director Plan") provides that each director who is not a holder of more than 5% of the shares of stock of the Company ("Eligible Directors") will be granted thereunder five-year options to purchase 10,000 shares of Common Stock upon (i) his initial election as a director of the Company and (ii) the day immediately following the day of each Meeting of Shareholders of the Company, provided that such director shall not have been granted an option under the aforementioned clause (i) during the same calendar year as the year of such Meeting of Shareholders. The exercise price of such options shall be equal to the fair market value of the Common Stock on the date of grant and such options vest in one-third increments on each of the first three anniversaries of the date of grant. In addition to the aforementioned automatic grants, upon the initial adoption of the Director Plan, each Eligible Director was granted an option to purchase 30,000 shares of the Company's Common Stock, which options were vested as to 20,000 of such shares on the date of grant and the remaining 10,000 shares vested on the day prior to the 1997 Annual Meeting of Shareholders.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers, and persons who beneficially own more than 10% of the outstanding Class A Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the securities of the Company held by such persons. Such officers, directors and 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended January 28, 1998, the Company's officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to them, except for Messrs. Branch and Weissman who were inadvertently late in reporting one transaction each.

Security Ownership of Certain Beneficial Owners and Management

     Based solely on information made available to the Company, the following table sets forth certain information as of April 1, 1998 with respect to the beneficial ownership of the Company's equity securities by (i) all persons known to the Company to beneficially own more than five percent (5%) of any class of voting securities of the Company, (ii) each executive officer of the Company named in the Summary Compensation table on page 5 of this proxy statement, (iii) each director and nominee for director of the Company and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the named person has sole voting and investment power with respect to all shares.

     Harry A. Blazer is the only holder of Class B Common Stock of the Company. Such shares are entitled to ten votes per share. If at any time any shares of Class B Common Stock are beneficially owned by any person other than Mr. Blazer (or entities controlled by him) or upon his death, such shares automatically convert to an equal number of shares of Class A Common Stock.

     As previously described, each share of Series AA Preferred Stock is currently convertible into approximately 1.39 shares of Class A Common Stock at any time, until the mandatory redemption date of December 1, 2001.

                                            SHARES BENEFICIALLY OWNED
                             ------------------------------------------------------       PERCENT OF           PERCENT OF TOTAL
BENEFICIAL OWNER                       CLASS                       SHARES                    CLASS               VOTING POWER
---------------------------  --------------------------  --------------------------  ---------------------   ---------------------
Harry A. Blazer              Class A Common Stock                        38,000 /1/               *
                             Class B Common Stock                     2,050,701 /2/            100.00%
                                                                      ---------
                             Total                                    2,088,701                                      78.01%

Robert Fleming               Series AA Preferred Stock                  888,888                 72.73
   Nominees Ltd./3/          Class A Common Stock                       394,444 /4/              8.81
                             Total                                                                                    5.92

AXA Equity & Law             Series AA Preferred Stock                  166,667                 13.64
   Life Assurance
    Society/5/               Class A Common Stock                        64,583 /6/              1.54
                             Total                                                                                    1.12


Orbis Pension Trustees      Series AA Preferred Stock                   111,111                  9.09
 Ltd./7/                    Class A Common Stock                         43,056 /8/              1.03
                            Total                                                                 *

Progressive Food Concepts,  Class A Common Stock                      2,000,000 /9/             32.61                 7.06
 Inc./9/

Dimensional Fund Advisors   Class A Common Stock                        206,800                  5.01                  *
 Inc./10/

Terry L. Ransom              Class A Common Stock                        30,000 /11/              *                    *

Robert C. Glustrom           Class A Common Stock                       123,333 /12/             2.93                  *

John D. Branch               Class A Common Stock                        40,000 /13/              *                    *

William J. Horvath           Class A Common Stock                        22,793                   *                    *

All directors and
executive officers           Class A Common Stock                       253,799 /14/             5.92
as a group (6 persons)       Class B Common Stock                     2,050,701                100.00%
                                                                      ---------
                             Total                                    2,304,500                                      78.37%
---------------------
*less than 1%

1  Shares owned by Mr. Blazer's wife, with respect to which Mr. Blazer disclaims beneficial ownership.
2 Includes 2,049,400 shares owned by Harry Blazer, Inc., an entity of which Mr. Blazer is sole director and sole stockholder. Mr. Blazer's address is 1180 Upper Hembree Road, Roswell, Georgia 30076
3  Based on information the Company obtained from Robert Fleming Nominees Ltd.'s
   Schedule 13-G filed on February 23, 1998. Includes shares registered in the name of Robert Fleming Nominees Ltd. on behalf and for the benefit of investment funds managed by Robert Fleming, Inc. or one of its affiliates. The address of Robert Fleming Inc., is 320 Park Avenue, New York, New York 10022
4 Includes (i) presently exercisable warrants to purchase 300,000 shares of Class A Common Stock and (ii) warrants, exercisable upon a change in control of the Company, to purchase 44,444 shares of Class A Common Stock.
5 The address for AXA Equity & Law Life Assurance Society is 20 Lincoln's Ninn Fields, London, WC2A 3ES, England.
6 Includes (i) presently exercisable warrants to purchase 56,250 shares of Class A Common Stock and (ii) warrants, exercisable upon a change in control of the Company, to purchase 8,333 shares of Class A Common Stock.
7 The address for Orbis Pension Trustees Ltd. is One Connaught Place, London, W2 2DY, England.
8 Includes (i) presently exercisable warrants to purchase 37,500 shares of Class A Common Stock and (ii) warrants, exercisable upon a change in control of the Company, to purchase 5,556 shares of Class A Common Stock.
9 Based on information the Company obtained from Progressive Food Concepts, Inc.'s Amendment to Schedule 13-D filed on November 10, 1997. Represents presently exercisable warrants to purchase 2,000,000 shares of Class A Common Stock. The address of Progressive Food Concepts, Inc. is 14103 Denver West Parkway, Golden, Colorado 80401.
10 Based on information the Company obtained from Dimensional Fund Advisors Inc.
   ("Dimensional") Schedule 13-G filed on February 10, 1998. Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 206,800 shares of the Company's Class A Common Stock, all of which are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, to all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
11 Represents shares subject to presently exercisable stock options.
12 Includes 83,333 shares subject to presently exercisable stock options.
13 Represents shares subject to presently exercisable stock options.
14 Includes 153,000 shares subject to presently exercisable stock options.

  There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

EXECUTIVE COMPENSATION

  The following table sets forth certain summary information concerning compensation paid or accrued by the Company, for services rendered in all capacities during the fiscal years ended January 31, 1996 ("fiscal 1996"), January 29, 1997 ("fiscal 1997") and January 28, 1998 ("fiscal 1998"), for the Company's Chief Executive Officer. No other executive officer of the Company received total annual salary and bonus for fiscal 1998 exceeding $100,000.

                           SUMMARY COMPENSATION TABLE


                                     Annual Compensation
                               -------------------------------
Name and
Principal Position             FISCAL YEAR   SALARY     BONUS
-----------------------------  -----------  --------   -------

HARRY A. BLAZER
 Chairman, President, Chief       1998      $250,000    $50,000*
 Executive Officer and a          1997       200,000         --
 Director                         1996       100,000         --
---------------------

*Mr. Blazer has elected to defer his 1998 bonus until the 1999 fiscal year.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The members of the Executive Compensation Committee are Harry A. Blazer, Robert C. Glustrom and William J. Horvath. Mr. Blazer serves as President and Chief Executive Officer of the Company, while Messrs. Glustrom and Horvath are not employees of the Company. None of these individuals served as a member of a compensation committee, or other board committees performing similar functions, of any other entity during fiscal 1998.

          Mr. Glustrom is the sole shareholder of RCG Management LLC ("RCG"), the management company for the Harry's Crossing Shopping Center in Cobb County, Georgia, where the Company's Cobb County megastore store is located. RCG is responsible for the daily management of the stores in the shopping center and, in connection with the performance of such services, receives a fee of $2,500 per month from the Company. During fiscal 1998, the first year RCG performed such services, the Company paid RCG approximately $11,400.

          Mr. Glustrom also serves as a consultant to the Company in all its real estate matters and other corporate endeavors. Mr. Glustrom's duties, in acting as a consultant, include assistance with site selection for new facilities, as well as the analysis and lease negotiation for such facilities, supervision and organization for the sales and leases of the distribution center, outparcels and other storage spaces currently owned by the Company, advisement of certain signage and advertisement for the Company's stores, and examination of the financing needs of the Company and subsequent negotiation of the resulting loan and lease facilities. During the 1998 fiscal year, Mr. Glustrom received approximately $113,500 for such services.

          In addition, during fiscal 1998, Mr. Glustrom served as an advisor and consultant to the Company in connection with its transaction with Progressive Food Concepts, Inc. ("PFCI"), for which Mr. Glustrom received stock options to purchase 50,000 shares of the Company's Class A Common Stock at an exercise price of $3.00 per share.

          Prior to becoming a director of the Company, Mr. Horvath assisted the Company in connection with its transaction with PFCI. As compensation for his services in such transaction, Mr. Horvath received $100,000 and 13,793 shares of the Company's Class A Common Stock.

          Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Executive Compensation Committee on Executive Compensation and the Shareholder Return Performance Graph shall not be incorporated by reference into any such filings.


                        REPORT OF EXECUTIVE COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION


          In accordance with the proxy statement rules of the Securities and Exchange Commission, the Executive Compensation Committee of the Board of Directors has furnished the following report on the Company's executive compensation policy for the Chief Executive Officer and the executive officers of the Company for the fiscal year ended January 28, 1998:

          The Company's policy with regard to executive compensation has been designed to:

          . Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company and to do so in a manner that is commensurate with compensation paid by companies of comparable size within the Company's industry;

          . Reward executive officers for the achievement of short-term operating goals and for the enhancement of the long-term shareholder value of the Company; and

          . Align the interests of executive officers with those of the Company's shareholders with respect to short-term operating results and long-term shareholder value.

          The primary components of compensation paid by the Company to executive officers, and the relationship of such components to the Company's performance, are discussed below.

Base Salary

          Each year, the Executive Compensation Committee reviews and approves the base salaries to be paid by the Company during the following year to members of senior management, except for that of Harry A. Blazer, the Company's Chief Executive Officer who abstains from determinations regarding his compensation. Annual adjustments to base salaries are determined based on the individual's performance and contributions to the Company's success.

          During fiscal 1995, at the request of Harry A. Blazer, the Company's Chief Executive Officer, the Executive Compensation Committee agreed to reduce Mr. Blazer's salary to $100,000. The decision to maintain Mr. Blazer's compensation at $100,000 during fiscal 1996 was based on the rationale that he not receive compensation that might be perceived as excessive by the Company's shareholders in light of the disappointing performance of the Company during recent years. The Committee believes that Mr. Blazer's fiscal 1996 compensation was significantly less than the average salary for president/chief executive officers in publicly traded retail trade companies with $150 million in annual revenue. Prior to fiscal 1997, The Board of Directors voted (with Mr. Blazer abstaining) to increase Mr. Blazer's salary for fiscal 1997 to $200,000, which was subsequently increased by the Executive Compensation Committee (with Mr. Blazer abstaining) to $250,000 for fiscal 1998. The increase during the last two fiscal years in Mr. Blazer's salary, although still below the average for comparable industry positions, represents the Board's belief in the efforts being expended by Mr. Blazer in his continued efforts to improve the performance of the Company.

          The Committee further believes that all of the other key executives' salaries were significantly less than the average market value paid to executives with similar responsibilities in the comparison group.


Stock Options

          The Company has, from the date of its initial public offering, utilized stock option grants as an incentive for executive performance, except for Mr. Blazer who is not eligible to receive stock options pursuant to the terms of the Company's 1993 Management Incentive Stock Option Plan. The Committee believes that stock option grants provide executives with the opportunity to buy and maintain an equity interest in the Company and to share in the rewards of stock appreciation. Stock option grants have value only if the stock appreciates in value from the date the options are granted. Officers are encouraged to hold shares upon the exercise of the options, linking their interests to those of other shareholders.

Bonuses

          In fiscal 1998, the Executive Compensation Committee utilized the payment of bonuses as part of its compensation to certain executive officers, including Mr. Blazer, who is not eligible to receive stock options pursuant to the terms of the Company's incentive plans, for his instrumental efforts in pursuing, negotiating and securing the initial $23 million in financing from Progressive Food Concepts, Inc. The committee believes that, in light of the efforts being expelled by certain officers to better the future for the Company, combined with the belief that the overall executive salaries of the Company are below the average market value paid to similar executives in other companies, the use of a bonus provides such officers with the support to continue their efforts towards the overall success of the Company. In addition, such amounts contribute to the Company's ability to attract and retain talented executives who seek to be rewarded for performance.

Summary

          The Committee remains committed to the implementation of compensation practices that are increasingly linked to the performance of the Company. It believes that the current compensation policies and practices are appropriate considering the Company's disappointing performance during the last fiscal year. As the Company's performance improves, it is anticipated that additional performance-based compensation practices will be implemented.

                                Harry A. Blazer
                               Robert C. Glustrom
                               William J. Horvath

SHAREHOLDER RETURN PERFORMANCE GRAPH

          The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Class A Common Stock against the cumulative total return of the Nasdaq Stock Market Index and a composite index for corporations in the same industry as the Company (i.e., classified under the same Standard Industrial Classification Code ("SIC"), 541-- Grocery Stores) (the "Industry Index") for the period commencing May 20, 1993 (the date the Company's Class A Common Stock commenced trading on the Nasdaq National Market) and ending January 28, 1998. Information with regard to SIC classifications in general can be found in the Standard Industrial Classification Manual published by the Executive Office of the President, Office of Management and Budget. The graph assumes that the value of the investment in the Company's Class A Common Stock and each index was $100 on May 20, 1993. The change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the period, assuming dividend reinvestment, and (b) the change in share price between the beginning and end of the period, by (ii) the share price at the beginning of the period. The Company has not paid any dividends during the period covered by the graph.


                         [GRAPH APPEARS HERE]


              COMPARISON OF SIX YEAR CUMULATIVE RETURNS AMONG
          HARRY'S FARMERS MARKET, INDUSTRY INDEX AND NASDAQ MARKET INDEX

                       TOTAL RETURNS FOR YEARS ENDING
                       ------------------------------

                           5/20/93   1/31/94   1/31/95   1/31/96   1/31/97   1/28/98
Harry's Farmers Market    $ 100.00  $  88.46  $  51.28  $  14.74  $  21.35  $  10.29
Industry Index            $ 100.00  $ 104.57  $ 107.64  $ 132.03  $ 189.23  $ 242.60
NASDAQ Market Index       $ 100.00  $ 112.26  $ 106.09  $ 148.55  $ 221.56  $ 260.97

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

          Grant Thornton LLP, the Company's independent auditors since 1990, have been appointed by the Board of Directors as the Company's independent auditors for fiscal 1999. A representative of Grant Thornton LLP is expected to be present at the Meeting, to be available to answer appropriate questions and to make a statement if desired.

       SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS

          Shareholder proposals to be presented at the 1999 Annual Meeting of Shareholders of the Company must be received at the Company's executive offices at 1180 Upper Hembree Road, Roswell, Georgia 30076, addressed to the attention of the Secretary, by January 14, 1999 in order to be included in the proxy statement and form of proxy relating to such meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.


                                 ANNUAL REPORT

          The Company's 1998 Annual Report is concurrently being mailed to shareholders. The Annual Report contains consolidated financial statements of the Company and the report thereon of Grant Thornton LLP, independent public accountants.

                              By Order of the Board of Directors


                              John L. Latham
                              Secretary
May 14, 1998

LOGO
PROXY
                          HARRY'S FARMERS MARKET, INC.
                            1180 UPPER HEMBREE ROAD
                             ROSWELL, GEORGIA 30076

  The undersigned shareholder of Harry's Farmers Market, Inc. (the "Company"), hereby constitutes and appoints Harry A. Blazer and John L. Latham, or either one of them, each with full power of substitution, to vote the number of shares of Class A Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Roswell Municipal Auditorium, 950 Forrest Street, Roswell, Georgia 30075 on Wednesday, June 17, 1998, at 10:00 A.M., local time, or at any adjournments thereof (the "Annual Meeting"), upon the proposal (the "Proposal") described in the Notice to the Holders of Annual Meeting of Shareholders and Proxy Statement, the receipt of which is hereby acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or will not serve and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof. The Board of Directors recommends a vote FOR the Proposal.

  ELECTION OF DIRECTORS. On the Proposal to elect the following directors to serve until the 1999 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified:
     Harry A. Blazer
     John D. Branch
     Robert C. Glustrom
     William J. Horvath
                      For [_]      Withhold Authority [_]
  To withhold authority for any individual nominee(s), write the name of the nominee(s) in the space provided:
--------------------------------------------------------------------------------
  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

LOGO

  Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

                                           Shares Held: _______________________
                                           ____________________________________
                                                 Signature of Shareholder
                                           ------------------------------------
                                            Signature of Shareholder (if held
                                                         jointly)

                                           Dated: _______________________, 1998
                                                       Month   Day


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HARRY'S FARMERS MARKET, INC. AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.